FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 6202 www.northeastbank.com
Northeast Bancorp Reports First Quarter Results, Declares Dividend

Lewiston, ME (October 22, 2012) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.0 million, or $0.09 per diluted common share, for the quarter ended September 30, 2012, compared to net income of $529 thousand, or $0.12 per diluted common share, for the quarter ended September 30, 2011. The 2011 quarter included a $594 thousand net loss, or $0.13 per diluted share, from continuing operations and $1.1 million of net income, or $0.25 per diluted common share, from discontinued operations. Weighted average shares outstanding increased to 10.4 million in the current quarter from 3.5 million in the 2011 quarter as a result of the Company’s public offering of common stock in May 2012.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on November 19, 2012 to shareholders of record as of November 5, 2012.

“We are pleased to report even further growth in our key business lines this quarter,” said Richard Wayne, Chief Executive Officer. “Our Loan Acquisition and Servicing Group invested $40.1 million in new commercial loans, consisting of both purchased loans and commercial loan originations. The purchased portfolio generated a total return of 17.4%, including transactional income from unscheduled loan payoffs and asset sales, while maintaining strong asset quality. Deposits increased by 8%, on strong results from both the Community Banking Division and ableBanking, our new online affinity deposit program. Our residential lending group had another solid quarter, achieving a year over year increase in loan sale gains of 15%.  These results demonstrate real progress in the execution of our business strategy, and position us well for future success.”

During the quarter ended September 30, 2012, the Bank’s Loan Acquisition and Servicing Group (“LASG”) purchased loans totaling $31.3 million, and grew the purchased loan portfolio on a net basis to $107.4 million at quarter end.  Additionally, the LASG originated $8.8 million in commercial loans, thereby increasing its originated book to $12.6 million at quarter end.  An overview of LASG portfolio results for the three months ended September 30, 2012 follows:

	LASG Portfolio Overview
	Purchased	Originated	Total LASG
	(Dollars in thousands)
Purchased or originated during the three months ended September 30, 2012:
Unpaid principal balance	$42,273	$8,799	$51,072
Net investment basis	31,349	8,799	40,148

Totals as of September 30, 2012:
Unpaid principal balance	$133,510	$12,594	$146,104
Net investment basis	107,440	12,594	120,034

Returns during the three months ended September 30, 2012:
Yield	15.13%	9.54%	14.58%
Total Return (1)	17.41%	9.54%	16.63%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

Quarterly results included the following items of significance:

1.
The Company’s net interest margin was 3.80% for the quarter ended September 30, 2012, compared to 3.11% in the quarter ended September 30, 2011, an increase principally attributable to the growth in the Company’s purchased loan portfolio.  The following table summarizes interest income and related yields recognized on the Company’s loans.

	Interest Income and Yield on Loans
	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$270,758	$3,936	5.77%	$304,041	$4,937	6.46%
LASG:
Originated	9,193	221	9.54%	1,141	29	10.11%
Purchased	83,475	3,184	15.13%	11,066	200	7.19%
Total LASG	92,668	3,405	14.58%	12,207	229	7.44%
Total	$363,426	$7,341	8.01%	$316,248	$5,137	6.46%

The yield on purchased loans was increased by unscheduled loan payoffs during the period, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, based on transactional income earned totaling $1.8 million for the quarter. This amount includes accelerated accretion, a $473 thousand gain realized on the sale of real estate previously securing a purchased loan and other income recognized upon unscheduled loan payoffs or sales.

	Total Return on Purchased Loans
	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$1,911	9.01%	$200	7.19%
Transactional income:
Gain on sale of real estate owned	473	2.23%	-	0.00%
Other noninterest income	36	0.17%	-	0.00%
Accelerated accretion and loan fees	1,273	6.00%	-	0.00%
Total	$3,693	17.41%	$200	7.19%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.
A net gain on the sale of residential mortgage loans in the secondary market of $756 thousand for the quarter ended September 30, 2012, an increase of $100 thousand, or 15.2%, compared to the quarter ended September 30, 2011.

3.	Net securities gains of $792 thousand for the quarter ended September 30, 2012, compared to a net loss of $53 thousand in the quarter ended September 30, 2011.

4.
Increased noninterest expense of $903 thousand for the quarter ended September 30, 2012, compared to the quarter ended September 30, 2011, principally resulting from increases of $172 thousand in loan acquisition and collection costs, $340 thousand in employee compensation, and $229 thousand in occupancy and equipment expense.  These increases were associated with the implementation of the Company’s business strategy over the past twelve months.

Total assets increased by $1.7 million, or 0.3%, to $670.9 million at September 30, 2012, compared to June 30, 2012. The principal components of the change in the balance sheet were as follows:

1.
Loan growth of $18.9 million, or 5.3%, principally due to net growth of $22.9 million in the Company’s purchased loan portfolio ($31.3 million of purchases less $8.4 million of amortization and payoffs) and $8.8 million of commercial loans originated by the LASG, offset in part by net amortization and payoffs of $12.8 million in the Community Banking Division loan portfolio. In conjunction with one purchased pool, the Company acquired the right to service the guaranteed portion of $44 million of SBA loans at an average annual gross servicing fee equal to approximately 1%.

2.
Deposit growth of $33.6 million, or 8.0%, consisting of a $10.5 million increase in deposits raised through ableBanking, the Company’s online affinity deposit platform, $15.5 million raised through the Company’s Community Banking branch network, and $7.6 million generated through deposit listing service referrals.

3.	A $31.2 million, or 25.8%, decrease in borrowings, the result primarily of the repayment of structured repurchased agreements totaling $30.0 million during the quarter.

4.	A $25.7 million decrease in cash and equivalents, principally the result of loan growth during the quarter.

During the quarter ended September 30, 2012, nonperforming assets increased by $777 thousand to $7.7 million or 1.2% of total assets, from $6.9 million, or 1.0%, of total assets at June 30, 2012.

At September 30, 2012, the Company’s Tier 1 leverage ratio was 18.4%, a decrease from 19.9% at June 30, 2012, and the total risk-based capital ratio was 31.3%, a decrease from 33.3% at June 30, 2012.

Investor Call Information
Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings at 11:00 a.m. Eastern Time on Tuesday, October 23, 2012.  Investors can access the call by dialing 877.844.6886 and entering the following passcode: 42311260. The call will be available via live webcast, which can be viewed by accessing the Company's website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, an online replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches, some with investment centers, and four loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure
In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Northeast's management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; changes in the rules of participation for the Troubled Asset Relief Program Capital Purchase Program promulgated by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008, which may be changed unilaterally and restrictively by legislative or regulatory actions; the risk that we may not be successful in the implementation of our business strategy; the risk that intangibles recorded in the Company's financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and we do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 77 Middle Street, Portland, ME 04101.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	September 30, 2012	June 30, 2012
Assets
Cash and due from banks	$3,341	$2,538
Short-term investments	99,231	125,736
Total cash and cash equivalents	102,572	128,274

Available-for-sale securities, at fair value	137,069	133,264
Loans held for sale	12,986	9,882

Loans
Commercial real estate	205,875	180,735
Residential real estate	133,776	137,571
Construction	508	1,187
Commercial business	19,201	19,612
Consumer	15,833	17,149
Total loans	375,193	356,254
Less: Allowance for loan losses	668	824
Loans, net	374,525	355,430

Premises and equipment, net	9,295	9,205
Repossessed collateral, net	2,645	834
Accrued interest receivable	1,751	1,840
Federal Home Loan Bank stock, at cost	4,602	4,602
Federal Reserve Bank stock, at cost	871	871
Intangible assets, net	4,222	4,487
Bank owned life insurance	14,418	14,295
Other assets	5,952	6,212
Total assets	$670,908	$669,196

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand	$47,071	$45,323
Savings and interest checking	87,010	90,204
Money market	48,896	45,024
Time deposits	272,798	241,637
Total deposits	455,775	422,188

Federal Home Loan Bank advances	43,331	43,450
Structured repurchase agreements	35,821	66,183
Short-term borrowings	484	1,209
Junior subordinated debentures issued to affiliated trusts	8,146	8,106
Capital lease obligation	1,869	1,911
Other liabilities	6,625	7,010
Total liabilities	552,051	550,057

Commitments and contingencies

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; 4,227 shares issued and outstanding at September 30, 2012 and June 30, 2012;
liquidation preference of $1,000 per share	4	4
Voting common stock, $1.00 par value, 13,500,000 shares authorized;
9,412,972 and 9,307,127 issued and outstanding at September 30, 2012 and
June 30, 2012, respectively	9,413	9,307
Non-voting common stock, $1.00 par value, 1,500,000 shares authorized;
970,469 and 1,076,314 issued and outstanding at September 30, 2012 and
June 30, 2012, respectively	970	1,076
Warrants to purchase common stock	406	406
Additional paid-in capital	96,215	96,080
Unearned restricted stock	(118)	(127)
Retained earnings	12,236	12,235
Accumulated other comprehensive (loss) income	(269)	158
Total stockholders' equity	118,857	119,139
Total liabilities and stockholders' equity	$670,908	$669,196

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended
	September 30, 2012	September 30, 2011
Interest and dividend income:
Interest on loans	$7,341	$5,137
Interest and dividends on available-for-sale securities	347	639
Dividends on regulatory stock	6	12
Other interest and dividend income	83	47
Total interest and dividend income	7,777	5,835

Interest expense:
Deposits	978	837
Federal Home Loan Bank advances	259	258
Structured repurchase agreements	219	248
Short-term borrowings	6	5
Junior subordinated debentures issued to affiliated trusts	193	183
Obligation under capital lease agreements	24	26
Total interest expense	1,679	1,557

Net interest and dividend income before provision for loan losses	6,098	4,278
Provision for loan losses	228	400
Net interest and dividend income after provision for loan losses	5,870	3,878

Noninterest income:
Fees for other services to customers	310	340
Net securities gains (losses)	792	(53)
Gain on sales of loans held for sale	756	656
Gain (loss) recognized on repossessed collateral, net	451	(77)
Investment commissions	675	687
Bank-owned life insurance income	123	127
Other noninterest income	43	44
Total noninterest income	3,150	1,724

Noninterest expense:
Salaries and employee benefits	4,057	3,717
Occupancy and equipment expense	1,078	849
Professional fees	423	415
Data processing fees	268	274
Marketing expense	187	73
FDIC insurance premiums	117	117
Intangible asset amortization	265	336
Other noninterest expense	1,107	818
Total noninterest expense	7,502	6,599

Income (loss) from continuing operations before income tax expense (benefit)	1,518	(997)
Income tax expense (benefit)	484	(403)
Net income (loss) from continuing operations	$1,034	$(594)

Discontinued operations:
Income from discontinued operations	$-	$186
Gain on sale of discontinued operations	-	1,529
Income tax expense	-	592
Net income from discontinued operations	-	1,123

Net income	$1,034	$529

Net income available to common stockholders	$936	$431

Weighted-average shares outstanding:
Basic	10,383,441	3,494,498
Diluted	10,383,441	3,513,545
Earnings per common share:
Basic:
Income (loss) from continuing operations	$0.09	$(0.13)
Income from discontinued operations	-	0.25
Net income	$0.09	$0.12
Diluted:
Income (loss) from continuing operations	$0.09	$(0.13)
Income from discontinued operations	-	0.25
Net income	$0.09	$0.12

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended September 30,
	2012			2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$131,796	$347	1.04%	$147,692	$639	1.72%
Loans (2) (3)	363,426	7,341	8.01%	316,248	5,137	6.46%
Regulatory stock	5,473	6	0.43%	5,761	12	0.83%
Short-term investments (4)	136,143	83	0.24%	78,351	47	0.24%
Total interest-earning assets	636,838	7,777	4.84%	548,052	5,835	4.24%
Cash and due from banks	3,177			2,920
Other non-interest earning assets	37,695			38,809
Total assets	$677,710			$589,781

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$56,595	$42	0.29%	$56,182	$69	0.49%
Money market accounts	47,349	53	0.44%	45,981	51	0.44%
Savings accounts	31,347	11	0.14%	33,439	26	0.31%
Time deposits	257,976	872	1.34%	215,595	691	1.28%
Total interest-bearing deposits	393,267	978	0.99%	351,197	837	0.95%
Short-term borrowings	1,251	6	1.90%	1,141	5	1.74%
Borrowed funds	100,186	502	1.99%	113,746	532	1.86%
Junior subordinated debentures	8,124	193	9.43%	7,971	183	9.13%
Total interest-bearing liabilities	502,828	1,679	1.32%	474,055	1,557	1.31%

Interest-bearing liabilities of discontinued operations (5)	-			1,140

Non-interest bearing liabilities:
Demand deposits and escrow accounts	49,815			44,553
Other liabilities	6,223			4,478
Total liabilities	558,866			524,226
Stockholders' equity	118,844			65,555
Total liabilities and stockholders' equity	$677,710			$589,781

Net interest income		$6,098			$4,278

Interest rate spread			3.52%			2.93%
Net interest margin (6)			3.80%			3.11%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
Three Months Ended
September 30, 2012		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net interest income	$6,098	$6,749	$4,754	$4,916	$4,278
Provision for loan losses	228	312	100	134	400
Noninterest income	3,150	2,464	2,767	2,692	1,778
Noninterest expense	7,502	7,473	7,252	6,877	6,653
Net income from discontinued operations	0	10	14	0	1,123
Net income	1,034	1,048	168	418	529

Weighted average common shares outstanding:
Basic	10,383,441	6,605,465	3,494,498	3,494,498	3,494,498
Diluted	10,383,441	6,607,171	3,512,273	3,512,273	3,512,545
Earnings per common share:
Basic	0.09	$0.14	$0.02	$0.09	$0.12
Diluted	0.09	0.14	0.02	0.09	0.12
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.61%	0.68%	0.11%	0.28%	0.36%
Return on average equity	3.45%	4.74%	1.03%	2.52%	3.21%
Net interest rate spread (1)	3.52%	4.41%	3.26%	3.35%	2.93%
Net interest margin (2)	3.80%	4.63%	3.44%	3.53%	3.11%
Efficiency ratio (3)	81.12%	81.11%	96.42%	90.39%	109.95%
Noninterest expense to average total assets	4.39%	4.82%	4.91%	4.60%	4.45%
Average interest-earning assets to average interest-bearing liabilities	126.65%	120.51%	115.69%	116.59%	115.61%

As of
Nonperforming loans:	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Originated portfolio:
Residential real estate	$3,184	$3,090	$3,067	$3,264	$2,733
Commercial real estate	626	417	442	1,998	2,797
Construction	0	0	0	0	121
Home equity	289	220	255	182	205
Commercial business	133	1,008	1,108	1,119	1,224
Consumer	181	324	309	329	356
	4,413	5,059	5,181	6,892	7,436
Purchased portfolio:
Residential real estate	0	0	0	0	0
Commercial real estate	667	1,055	0	0	0
Commercial business	0	0	0	0	0
	667	1,055	0	0	0
Total nonperforming loans	5,080	6,114	5,181	6,892	7,436
Repossessed collateral	2,645	834	915	837	463
Total nonperforming assets	$7,725	$6,948	$6,096	$7,729	$7,899

Past due loans to total loans	1.65%	1.95%	2.06%	2.29%	2.20%
Nonperforming loans to total loans	1.35%	1.72%	1.50%	1.99%	2.35%
Nonperforming assets to total assets	1.15%	1.04%	1.02%	1.30%	1.35%
Allowance for loan losses to total loans	0.18%	0.23%	0.22%	0.21%	0.22%
Allowance for loan losses to nonperforming loans	13.15%	13.48%	14.44%	10.69%	9.55%

Commercial real estate loans to risk-based capital (4)	167.62%	148.28%	238.25%	236.88%	194.08%
Net loans to core deposits (5)	86.69%	88.29%	88.65%	91.34%	84.75%
Purchased loans to total loans, including held for sale	27.68%	23.07%	16.16%	14.83%	3.90%
Equity to total assets	17.72%	17.83%	10.90%	11.08%	11.27%
Tier 1 leverage capital ratio	18.37%	19.91%	11.85%	11.86%	11.85%
Total risk-based capital ratio	31.32%	33.34%	19.49%	19.28%	21.02%

Total stockholders' equity	$118,857	$119,139	$64,870	$65,900	$66,188
Less: Preferred stock	(4,227)	(4,227)	(4,227)	(4,227)	(4,227)
Common stockholders' equity	114,630	114,912	60,643	61,673	61,961
Less: Intangible assets	(4,222)	(4,487)	(4,749)	(5,012)	(5,348)
Tangible common stockholders' equity (non-GAAP)	$110,408	$110,425	$55,894	$56,661	$56,613

Common shares outstanding	10,383,441	10,383,441	3,507,524	3,507,524	3,507,524
Book value per common share	$11.04	$11.07	$17.29	$17.58	$17.66
Tangible book value per share (non-GAAP) (6)	$10.63	$10.63	$15.94	$16.15	$16.14

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(5) Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(6) Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.